Exhibit 99.1
CARDIAC SCIENCE REPORTS SECOND QUARTER RESULTS
Sequential Defibrillation Revenue up 17% over Q1
Second Quarter Defibrillation Revenue up 27% over prior year
Net Income of $0.1 Million, Despite Litigation Expense of $1.3 Million
2nd Qtr Operating Cash Flow of $3.2 Million, $6.7 Million for the First Half
BOTHELL, WA, JULY 27, 2006—Cardiac Science Corporation (Nasdaq: CSCX), a global leader in advanced cardiac monitoring and defibrillation products, today announced its financial results for the second quarter ended June 30, 2006.
Revenue for the quarter was $39.2 million, up slightly from $39.1 million in the first quarter of 2006. Net income for the second quarter was $0.1 million, or $0.01 per diluted share, compared with net income for the first quarter of $0.3 million, or $0.01 per diluted share. Second quarter net income was affected by litigation-related expenses of $1.3 million. The Company generated cash from operations during the quarter of $3.2 million.
“Our defibrillation business continues to generate increasing revenue momentum,” said John Hinson, president and chief executive officer. “AED sales growth of 17% over the first quarter was especially significant, as it accelerated both domestically and internationally. Given our current momentum in AED sales and the expected release of the GE “crash cart” defibrillator in the third quarter, we continue to believe we will experience significant sales growth for the remainder of the year,” Mr. Hinson added.
Second Quarter Results
Cardiac Science Corporation’s second quarter 2006 performance includes the results of two predecessor companies, Quinton Cardiology Systems, Inc. (Quinton) and Cardiac Science, Inc. (CSI), which combined through a merger completed on September 1, 2005. Results for the second quarter of 2005 include only the performance of Quinton, affecting the comparability of financial results on a year-over-year basis.
Second quarter 2006 revenue was up 79% over second quarter 2005 revenue of $22.0 million, due primarily to the effect of the merger. Second quarter 2006 revenue was up 4.7% over pro forma revenue for the second quarter of 2005, which would have been $37.4 million had Quinton and CSI been combined during that period.
Gross margin also improved slightly from the first quarter to 47.4%, as higher margins in cardiac monitoring, driven by more favorable product mix, were moderated by lower margins in defibrillation products and services. The lower gross margin from defibrillation product sales resulted from certain lower margin international sales as well as lower than expected average selling prices domestically resulting from our increasing success in tender situations. In services, higher margins in cardiac monitoring were more than offset by lower margins in defibrillation resulting from the cancellation of legacy contracts which are no longer a part of the core service offerings.
During the second quarter, the Company recorded expense totaling $1.3 million related to ongoing patent litigation. These costs were slightly above earlier expectations.
During the quarter, the Company recorded stock-based compensation charges of $0.6 million, depreciation of $0.7 million and amortization of $0.9 million. EBITDA for the second quarter was $1.7 million. Excluding stock-based compensation expense, adjusted EBITDA was $2.3 million, or 5.8% of revenue.
Cardiac Science generated net cash from operating activities in the second quarter of $3.2 million and the Company had $8.7 million in cash as of June 30, 2006.
First Half Results
Through the first half of 2006, the Company generated revenue of $78.3 million compared with $43.3 million in revenue for the first half of 2005, an increase of 81%. Year to date revenue is up 7% over pro forma revenue for the first half of 2005, which would have been $73.2 million had Quinton and CSI been combined during that period. This includes growth of 20% for defibrillation products over the corresponding prior year amounts.
Gross margin for the first six months of 2006 was 47.2% compared with 45.4% for the comparable period a year ago. The Company posted net income of $0.4 million, or $0.02 per diluted share, through the first half of 2006. This compares to net income of $1.9 million, or $0.16 per diluted share, for the first half of 2005. Cash flow from operations through the first half of 2006 totaled $6.7 million. This compares to cash flow from operations of $2.4 million for the first half of 2005.
Outlook
“As we look ahead to the remainder of the year, we have revised guidance for the top end of our revenue range and adjusted our earnings range,” said Mike Matysik, chief financial officer. “Our revenue outlook has changed primarily due to the current uncertainty of securing two large international AED orders that the Company had previously anticipated. The change in our profitability outlook for the second half is related to this reduction, as well as the combined impact of anticipated product mix, average selling prices in the domestic AED market, service margins and litigation expense for the full year,” Mr. Matysik added.
While revenue for the full year is still expected to exceed $160 million, management believes it is now unlikely to exceed $170 million, compared to the previous higher end of $175 million. Gross margin for the full year is now expected to be in the range of 47%

to 48%. Fully taxed net income for 2006 is expected to be in the range of $2.5 to $4.0 million, or between $0.11 and $0.18 per diluted share. Adjusted EBITDA for the full year, which excludes stock-based compensation, is now expected to be in the range of 8% to 9% of revenues.
“Our year-over-year improvement to date has been quite significant. We have realized the merger savings and we’ve re-ignited double-digit growth in defibrillation products, the two activities which have been our primary focus this year. During the second half of the year, revenue growth will continue to be the major focus of our management team,” said Mr. Hinson. “As we look toward future periods, we would expect to drive further margin improvement across our entire business through economies of scale and cost reduction efforts, as we did previously in cardiac monitoring,” Mr. Hinson concluded.
Non-GAAP Financial Information
This news release contains discussion of Adjusted EBITDA, which is a non-GAAP financial measure provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, amortization and stock-based compensation. Adjusted EBITDA is not a substitute for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our operations. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. See below for a reconciliation of net income, the most comparable GAAP measure, to Adjusted EBITDA.
Conference Call Information
Cardiac Science has scheduled a conference call for 4:30 p.m. Eastern Standard Time today to discuss the Company’s financial results for the second quarter. The call will be hosted by John Hinson, chief executive officer, and Mike Matysik, chief financial officer.
To access the conference call, please dial (800) 257-6566. International participants can call (303) 262-2006. The call will also be webcast live on the web at www.cardiacscience.com. An audio replay of the call will be available for 7 days following the call at (800) 405-2236 for U.S. callers or (303) 590-3000 for those calling outside the U.S. The password required to access the replay is 11066360#. An audio archive will be available at www.cardiacscience.com for one month following the call.

About Cardiac Science Corporation
Cardiac Science Corporation develops, manufactures, and markets a family of advanced diagnostic and therapeutic cardiology devices and systems, including AEDs, electrocardiographs, stress test systems, Holter monitoring systems, hospital defibrillators, cardiac rehabilitation telemetry systems, patient monitor — defibrillators and cardiology data management systems. Cardiac Science Corporation also sells a variety of related products and consumables, and provides a comprehensive portfolio of training, maintenance and support services. The Company is the successor to various entities that have owned and operated cardiology-related businesses that sold products under the trusted brand names Burdick®, Powerheart®, and Quinton®. Cardiac Science Corporation is headquartered in Bothell, WA, and also has operations in Lake Forest, California; Deerfield, Wisconsin; Shanghai, China and Manchester, United Kingdom.
Forward Looking Statements
This press release contains forward-looking statements. The word “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward looking statements in this press release include, but are not limited to, those relating to Cardiac Science Corporation’s future revenue, earnings, earnings per share, litigation related expenses, and adjusted EBITDA. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results and other risks are more fully described in the Annual Report on Form 10-K filed by Cardiac Science Corporation for the year ended December 31, 2005. Cardiac Science Corporation undertakes no duty or obligation to update the information provided herein.

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2006		2005
	$	%	$	%
Revenues:
Products	$35,007	89.3%	$19,073	86.8%
Service	4,214	10.7%	2,895	13.2%

Total revenues	39,221	100.0%	21,968	100.0%

Cost of Revenues:
Products	17,511	50.0%	10,198	53.5%
Service	3,120	74.0%	1,895	65.5%

Total cost of revenues	20,631	52.6%	12,093	55.0%

Gross Profit:
Products	17,496	50.0%	8,875	46.5%
Service	1,094	26.0%	1,000	34.5%

Gross profit	18,590	47.4%	9,875	45.0%

Operating Expenses:
Research and development	2,875	7.3%	1,908	8.7%
Sales and Marketing	9,914	25.3%	4,592	20.9%
General and administrative	5,916	15.1%	2,266	10.4%

Total operating expenses	18,705	47.7%	8,766	40.0%

Operating income (loss)	(115)	-0.3%	1,109	5.0%

Other Income (Expense):
Interest income (expense)	(5)	0.0%	145	0.7%
Other income, net	274	0.7%	53	0.2%

Total other income	269	0.7%	198	0.9%

Income before income taxes and minority interest	154	0.4%	1,307	5.9%
Income taxes	(49)	-0.1%	(434)	-1.9%

Income before minority interest in loss of consolidated entity	105	0.3%	873	4.0%
Minority interest in loss of consolidated entity	13	0.0%	6	0.0%

Net income	$118	0.3%	$879	4.0%

Income per share — basic	$0.01		$0.08
Income per share — diluted	$0.01		$0.08
Weighted average shares outstanding — basic	22,486,564		10,876,303
Weighted average shares outstanding — diluted	22,522,902		11,319,497

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2006		2005
	$	%	$	%
Revenues:
Products	$69,576	88.8%	$37,417	86.4%
Service	8,760	11.2%	5,881	13.6%

Total revenues	78,336	100.0%	43,298	100.0%

Cost of Revenues:
Products	35,191	50.6%	19,880	53.1%
Service	6,162	70.3%	3,777	64.2%

Total cost of revenues	41,353	52.8%	23,657	54.6%

Gross Profit:
Products	34,385	49.4%	17,537	46.9%
Service	2,598	29.7%	2,104	35.8%

Gross profit	36,983	47.2%	19,641	45.4%

Operating Expenses:
Research and development	5,845	7.5%	3,717	8.6%
Sales and Marketing	19,297	24.6%	9,249	21.4%
General and administrative	11,727	15.0%	4,311	10.0%

Total operating expenses	36,869	47.1%	17,277	39.9%

Operating income	114	0.1%	2,364	5.5%

Other Income (Expense):
Interest income (expense)	(55)	0.0%	258	0.5%
Other income, net	505	0.6%	114	0.3%

Total other income	450	0.6%	372	0.8%

Income before income taxes and minority interest	564	0.7%	2,736	6.3%
Income taxes	(208)	-0.2%	(904)	-2.1%

Income before minority interest in loss of consolidated entity	356	0.5%	1,832	4.2%
Minority interest in loss of consolidated entity	26	0.0%	26	0.1%

Net income	$382	0.5%	$1,858	4.3%

Income per share — basic	$0.02		$0.17
Income per share — diluted	$0.02		$0.16
Weighted average shares outstanding — basic	22,458,843		10,867,145
Weighted average shares outstanding — diluted	22,565,413		11,362,952

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	June 30, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$8,746	$3,546
Accounts receivable, net	24,884	25,738
Inventories	18,765	22,052
Deferred income taxes	12,113	12,115
Prepaid expenses and other current assets	2,274	2,511

Total current assets	66,782	65,962

Machinery and equipment, net of accumulated depreciation	6,986	7,631
Intangibles assets, net of accumulated amortization	33,603	35,338
Goodwill	108,648	111,215
Investment in unconsolidated entities	461	462
Other assets	508	100
Deferred income taxes	30,258	27,849

Total assets	$247,246	$248,557

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$12,228	$11,642
Accrued liabilities	9,036	11,918
Warranty liability	2,690	2,348
Deferred revenue	7,485	7,924

Total current liabilities	31,439	33,832

Other liabilities	1,024	1,806

Total liabilities	32,463	35,638

Minority interest in consolidated entity	103	128

Shareholders’ Equity	214,680	212,791

Total liabilities and shareholders’ equity	$247,246	$248,557

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended
	June 30,
	2006	2005
Operating Activities:
Net income	$118	$879

Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	1,543	410
Stock-based compensation expense	567	15
Deferred taxes	49	398
Minority interest in consolidated entity	(13)	(6)
Gain on sale of marketable equity securities	—	(15)

Changes in operating assets and liabilities, net of business acquired:
Accounts receivable	864	(786)
Inventories	(280)	307
Prepaid expenses and other current assets	370	(148)
Accounts payable	760	(500)
Accrued and other liabilities	(751)	447
Warranty liability	52	43
Deferred revenue	(104)	333

Net cash flows from operating activities	3,175	1,377

Investing Activities:
Purchases of machinery and equipment, net	(400)	(140)
Payments of acquisition related costs	(441)	(1,018)
Proceeds from sale of marketable equity securities	—	625

Net cash flows used in investing activities	(841)	(533)

Financing Activities:
Proceeds from exercise of stock options and employee stock purchase plan	243	165

Net cash flows from financing activities	243	165

Net change in cash and cash equivalents	2,577	1,009
Cash and cash equivalents, beginning of period	6,169	22,821

Cash and cash equivalents, end of period	$8,746	$23,830

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2006	2005
Operating Activities:
Net income	$382	$1,858

Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	3,100	814
Stock-based compensation expense	1,016	39
Deferred taxes	112	832
Minority interest in consolidated entity	(25)	(26)
Gain on sale of marketable equity securities	—	(15)

Changes in operating assets and liabilities, net of business acquired:
Accounts receivable	898	641
Inventories	1,774	(385)
Prepaid expenses and other current assets	986	(135)
Accounts payable	878	(103)
Accrued and other liabilities	(2,349)	(1,417)
Warranty liability	63	(34)
Deferred revenue	(91)	308

Net cash flows from operating activities	6,744	2,377

Investing Activities:
Purchases of machinery and equipment, net	(796)	(327)
Payments of acquisition related costs	(1,214)	(1,097)
Proceeds from sale of marketable equity securities	—	625

Net cash flows used in investing activities	(2,010)	(799)

Financing Activities:
Proceeds from exercise of stock options and employee stock purchase plan	466	350

Net cash flows from financing activities	466	350

Net change in cash and cash equivalents	5,200	1,928
Cash and cash equivalents, beginning of period	3,546	21,902

Cash and cash equivalents, end of period	$8,746	$23,830

Cardiac Science Corporation and Subsidiaries
Reconciliation of GAAP Results to Non-GAAP Results

	Reconciliation of Net Income to Adjusted EBITDA
	(in thousands)
	Three Months Ended		Three Months Ended
	June 30, 2006		June 30, 2005
		% of revenue		% of revenue

Net income	$118	0.3%	$879	4.0%
Depreciation and amortization	1,543	4.0%	410	1.9%
Interest (income) expense	5	0.0%	(145)	-0.7%
Income taxes	49	0.1%	434	2.0%

EBITDA	1,715	4.4%	1,578	7.2%

Stock-based compensation (net of $29 capitalized in inventory)	567	1.4%	15	0.1%

Adjusted EBITDA	$2,282	5.8%	$1,593	7.3%

	Reconciliation of Net Income to Adjusted EBITDA
	(in thousands)
	Six Months Ended		Six Months Ended
	June 30, 2006		June 30, 2005
		% of revenue		% of revenue

Net income	$382	0.5%	$1,858	4.3%
Depreciation and amortization	3,100	4.0%	814	1.9%
Interest (income) expense	55	0.1%	(258)	-0.6%
Income taxes	208	0.2%	904	2.1%

EBITDA	3,745	4.8%	3,318	7.7%

Stock-based compensation (net of $30 capitalized in inventory)	1,016	1.3%	39	0.1%
Pro forma merger related adjustments	419	0.5%	—	0.0%

Adjusted EBITDA	$5,180	6.6%	$3,357	7.8%